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                                                                Exhibit 10.22


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. THIS SECURITY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (A) A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE.

                                     WARRANT

Date of Issuance:  February __, 2002                        Certificate No. W-__

         For value received, LIN TV CORP., a Delaware corporation ("LIN"), hereby grants to HICKS, MUSE & CO. PARTNERS, L.P., a Texas limited partnership ("Purchaser"), and its assigns and transferees, the right to purchase from LIN the Warrant Shares (as defined herein) at a price per share of $0.01 (the "Exercise Price"). Certain capitalized terms used herein are defined in Section 2 hereof.

         This Warrant is subject to the following provisions:

         SECTION 1. Exercise of Warrant.

                  1.1 Exercise Period. The purchase rights represented by this Warrant may only be exercised by the Registered Holder in accordance with
Section 1.2(a)(i) below prior to the expiration of ten (10) years from the date hereof.

         1.2 Exercise Procedure.

                  (a) This Warrant shall be deemed to have been exercised pursuant to Section 1.1 when all of the following items have been delivered to LIN (the "Exercise Time"):

                           (i) a completed Exercise Agreement, in the form, set forth in Exhibit A hereto, executed by the Registered Holder;

                           (ii) this Warrant;

                           (iii) the aggregate Exercise Price (payable in the manner provided in Section 1.2(g) below); provided, however that in the event the Exercise Price per Warrant Share is less than the par value per share of the Class B Common Stock, the per share Exercise Price shall be increased to equal such par value per share; and

                           (iv) such documentation as LIN shall reasonably request, including as described in Section 1.2(f) below.


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                  (b) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by LIN to the Registered Holder within five (5) business days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 8 hereof.

                  (c) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

                  (d) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder for any issuance tax in respect thereof or other cost incurred by LIN in connection with such exercise and the related issuance of Warrant Shares; provided that LIN shall not be required to pay any taxes in respect of the Warrant and Warrant Shares with respect to any permitted transfer of the Warrant which taxes shall be paid by the transferee prior to the issuance of the Warrant Shares.

                  (e) LIN shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free of preemptive rights. LIN will use its commercially reasonable efforts to ensure that all such Warrant Shares may be so issued without violation by LIN of any applicable law or governmental regulation.

                  (f) Upon exercise of this Warrant, LIN may require customary representations and warranties from the Registered Holder to assure that the issuance and sale of the Warrant Shares shall not require registration or qualification under the Act or any state securities law.

                  (g) The aggregate Exercise Price shall be paid by the Registered Holder by certified or official bank check or by wire transfer of immediately available funds to an account designated by LIN for this purpose; provided, however, that the Registered Holder may elect to pay the aggregate Exercise Price by the surrender of Warrant Shares (which surrender shall consist of Warrant Shares for which this Warrant is being exercised), and without the payment of the aggregate Exercise Price in cash, in return for the delivery to the Registered Holder of such number of Warrant Shares (rounded to the nearest whole share) equal to the product of (1) the number of Warrant Shares for which this Warrant is being exercised (as if the Exercise Price were being paid in cash) and (2) the Cashless Exercise Ratio.



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         SECTION 2. Definitions. The following terms have the meanings set forth below:

         "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Fair Market Value of the Warrant Shares on the date of exercise over the Exercise Price as of the date of exercise and denominator of which is the Fair Market Value of the Warrant Shares on the date of exercise.

         "Class A Common Stock" means the Class A Common Stock of LIN, par value $0.01 per share.

         "Class B Common Stock" means the Class B Common Stock of LIN, par value $0.01 per share.

         "Fair Market Value" as of any specified date means (A) if the Class A Common Stock, is publicly traded on such date the average of the market prices per share for such shares during the 20 consecutive business days preceding such date, or (B) if the Class A Common Stock is not publicly traded on such date, the fair market value per share as determined in good faith by the Board of Directors set forth in a written notice to the Registered Holder.

         "Person" means any individual, partnership, limited liability corporation, joint venture, corporation, trust, unincorporated organization or government or department or agency thereof.

         "Registered Holder" means the holder of this Warrant as reflected in the records of LIN maintained pursuant to Section 7.

         "Warrant Shares" means _________ shares of Class B Common Stock issuable upon exercise of this Warrant, as subject to adjustment as provided herein.

         SECTION 3. No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of LIN.

         SECTION 4. Adjustment to Warrant Shares.

                  (a) If there is any change in the number of outstanding shares of Class B Common Stock through the declaration of stock dividends, stock splits or similar transactions, the number of Warrant Shares issuable upon exercise of the Warrant shall be automatically adjusted to reflect such stock dividends, stock splits or similar transactions.

                  (b) In case of any reclassification of the Class B Common Stock or any consolidation of LIN with, or merger of LIN into, any other Person, any merger of another Person into LIN (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class B Common Stock), any dissolution, liquidation or any compulsory share exchange pursuant to which share exchange the Class B Common Stock is converted into, or has the right to receive, other securities, cash or other property, then lawful provision shall be made as




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part of the terms of such transaction whereby the Holder of the Warrant shall have the right thereafter, during the period the Warrant shall be exercisable, to exercise the Warrant for (but only for) the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, dissolution, liquidation or share exchange by a holder of the number of shares of Class B Common Stock into which the Warrant would have been exercisable immediately prior to the reclassification, consolidation, merger, dissolution, liquidation or share exchange. If applicable, LIN or the Person formed by the consolidation or resulting from the merger, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent documents to establish such rights. The certificate or articles of incorporation or other constituent documents shall provide for adjustments, which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable, to the adjustments provided for in this
Section 4(b). The provisions of this Section 4(b) shall similarly apply to successive reclassifications, consolidations, mergers, or share exchanges.

         SECTION 5. Replacement. Upon receipt of evidence satisfactory to LIN (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity satisfactory to LIN or, in the case of any such mutilation upon surrender of such certificate, LIN shall, at the expense of the Registered Holder, execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         SECTION 6. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid or sent via nationally recognized overnight courier or via facsimile and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to LIN, at its principal executive offices and (ii) to the Registered Holder, at such holder's address as it appears in the records of LIN (unless otherwise indicated by such holder). At least thirty (30), but not more than ninety (90) days prior to LIN taking any action or the occurrence of any event that would cause an adjustment pursuant to the terms of this Warrant, LIN shall provide to the Registered Holder a notice specifying the date or expected date on which any such action is to be taken or anticipated to be taken or such event is to occur or anticipated to occur, and the character of such action or event. Whenever the number of Warrant Shares shall be adjusted pursuant to terms of this Warrant, LIN shall forthwith prepare a certificate to be executed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of Warrant Shares for which this Warrant is exercisable and describing the number and kind of any other shares or other property for which this Warrant is exercisable.



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         SECTION 7. Warrant Register. LIN shall maintain at its principal executive offices books for the registration and, to the extent permitted by the laws of the State of Delaware, the registration of transfer of the Warrant. Upon any transfer of the Warrant, the Registered Holder shall deliver to LIN a Transfer Agreement substantially in the form set forth in Exhibit B hereto. LIN may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

         SECTION 8. Fractions of Shares. LIN shall make a cash payment in respect of any fraction of a Warrant Share issuable upon exercise of this Warrant in an amount equal to the same fraction of the Fair Market Value of a Warrant Share on the date of such exercise.

         SECTION 9. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. THE PROVISIONS OF THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.



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         IN WITNESS WHEREOF, LIN has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the date hereof.

                                           LIN TV CORP.



                                           By:
                                               ---------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------






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                                                                       EXHIBIT A

                               EXERCISE AGREEMENT



To:                                                          Dated:
   -----------------------------------------------                  ------------


         The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____________), hereby agrees to subscribe for the purchase of __________ Warrant Shares covered by such Warrant. Payment of the Exercise Price therefor takes the form of (check appropriate box):

         A. [ ] $______ in lawful money of the United States; or

         B. [ ] the cancellation of such portion of the attached Warrant as is exercisable for a total of ______ Warrant Shares (using a Cashless Exercise Ratio of $______ per share for purposes of this calculation)

                                             Signature:
                                                        ------------------------

                                             Name:
                                                   -----------------------------

                                             Address:
                                                      --------------------------

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                                                                       EXHIBIT B

                           FORM OF TRANSFER AGREEMENT


         FOR VALUE RECEIVED, ___________________________________________ hereby sells, assigns and transfers unto


Name
    ----------------------------------------------------------------------------
                  (please typewrite or print in block letters)


Address ________________________________________________________________________
its right to purchase ___________ shares of Class B Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of LIN, with full power of substitution in the premises.


Date:
     --------------------------------

                                             Signature:
                                                        ------------------------

                                             Name:
                                                   -----------------------------

                                             Address:
                                                      --------------------------